                                                                    Exhibit 2.7

                               AGREEMENT OF MERGER

This Agreement of Merger (this "AGREEMENT") is entered into between Certified Fabricators, Inc., a California corporation (the "SURVIVING CORPORATION"), and Calbrit Design, Inc., a California corporation (the "MERGING CORPORATION").

1.   Merging Corporation will be merged into Surviving Corporation.

2. The outstanding shares of Merging Corporation will be canceled and no shares of Surviving Corporation will be issued in exchange therefor.

3. The outstanding shares of Surviving Corporation will remain outstanding and will not be affected by the merger.

4. Merging Corporation will from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5. The effect of the merger and the effective date of the merger are as prescribed by law.

     IN WITNESS WHEREOF the parties have executed this Agreement.

Date:  May 28, 1999

                               CERTIFIED FABRICATORS, INC.

                               By: /s/ Gary J. Buehler
                                  ----------------------------------------
                                  Name: Gary J. Buehler
                                  Title: President and Chief Executive Officer

                               By: /s/ Ronald M. Miller
                                  ----------------------------------------
                                  Name: Ronald M. Miller
                                  Title: Vice President, Treasurer and Secretary

                               CALBRIT DESIGN, INC.

                               By: /s/ Gary J. Buehler
                                  ----------------------------------------
                                  Name: Gary J. Buehler
                                  Title: President and Chief Executive Officer

                               By: /s/ Ronald M. Miller
                                  ----------------------------------------
                                  Name: Ronald M. Miller
                                  Title: Vice President, Treasurer
                                         and Secretary